UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under §240.14a-12

Osprey Energy Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On June 15, 2018, Osprey Energy Acquisition Corp. issued a press release, a copy of which is included on the following page.

Osprey Energy Acquisition Corp. – Falcon Minerals Corporation to Attend the J.P. Morgan Energy Conference

New York, June 15, 2018 – Osprey Energy Acquisition Corp. (NASDAQ:OSPR, OSPRU, OSPRW) announced today that the management team is scheduled to attend the J.P. Morgan Energy Conference on Wednesday, June 20, 2018, and are available for one-on-one meetings.

About Falcon Minerals Corporation

Falcon Minerals is a C-Corporation formed to own and acquire high growth core-of-the-core oil-weighted minerals which generate substantial free cash flow. Upon closing of the business combination with Royal Resources, Falcon Minerals will own mineral, royalty, and over-riding royalty interests covering 251,000 gross unit acres in the Eagle Ford and Austin Chalk in Karnes County, DeWitt County, and Gonzales County Texas.

About Osprey Energy Acquisition Corp.

Osprey Energy Acquisition Corp. (Nasdaq: OSPR) is an energy focused special purpose acquisition corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, capitalizing on its Management Team's experience to identify, acquire and operate a business in the energy industry that may provide opportunities for attractive returns. OSPR completed its $275 Million Initial Public Offering in July 2017.  On June 3, 2018, Osprey entered into a definitive agreement to acquire the assets of Royal Resources. Upon the closing of the business combination, Osprey will be renamed Falcon Minerals Corporation.

Forward-Looking Statements

Certain statements contained in this press release, which reflect the current views of Osprey with respect to future events, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements with respect to the completion of the business combination and other transactions contemplated by the definitive agreement between Osprey and Royal Resources L.P. (“Royal”) and the other parties thereto. The forward-looking statements contained in this press release are based on Osprey’s current expectations and beliefs concerning future developments and their potential effects on Osprey and Royal. There can be no assurance that future developments affecting us will be those that we have anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Osprey’s or Royal’s control) or other assumptions that may cause actual events to be materially different from those expressed or implied by these forward-looking statements.

A description of certain risks and uncertainties and factors that could cause actual events to differ materially from past results and future plans and projected and estimated future results can be found in Osprey’s filings with the SEC, including the preliminary proxy statement filed by Osprey with the SEC in connection with the business combination and Osprey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Osprey’s filings with the SEC and available free of charge at www.sec.gov.

Additional Information

In connection with the proposed business combination with Royal, Osprey has filed a preliminary proxy statement with the SEC. The definitive proxy statement, when available, and other relevant documents will be sent or given to the stockholders of Osprey and will contain important information about the proposed business combination and related matters. Osprey stockholders and other interested persons are advised to read, when available, the definitive proxy statement in connection with Osprey’s solicitation of proxies for the meeting of stockholders to be held to approve the business combination because it will contain important information about the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Osprey and its directors and officers may be deemed participants in the solicitation of proxies of Osprey’s stockholders in connection with the proposed business combination with Royal. Osprey stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Osprey in the preliminary proxy statement filed by Osprey with the SEC in connection with the business combination and in Osprey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Additional information will be available in the definitive proxy statement when it becomes available.

Contacts

Jeffrey Brotman, +1-215-832-4161

jbrotman@hepcollc.com